AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 2003
                                                      REGISTRATION NO. 333-61172
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                         CONCURRENT COMPUTER CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

             DELAWARE                                     04-2735766
   (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                    Identification No.)
                                 _______________

                       4375 RIVER GREEN PARKWAY, SUITE 100
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000
    (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                                 _______________

                                STEVEN R. NORTON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         CONCURRENT COMPUTER CORPORATION
                       4375 RIVER GREEN PARKWAY, SUITE 100
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000

  (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                                 _______________

                                   COPIES TO:
                                 ALAN J. PRINCE
                               JOHN D. CAPERS, JR.
                               KING & SPALDING LLP
                           191 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600
                                 _______________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  NO LONGER APPLICABLE BECAUSE THE SHARES ARE BEING REMOVED FROM REGISTRATION.
                                 _______________

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


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THIS  POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION
8(C) OF THE SECURITIES ACT OF 1933, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C) MAY DETERMINE.
================================================================================

                          DEREGISTRATION OF SECURITIES

     Concurrent Computer Corporation, a Delaware corporation ("Concurrent"), filed a Registration Statement on Form S-3 (File No. 333-61172) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on May 17, 2001, registering 5,400,000 shares of Concurrent's common stock, par value $.01 per share to be sold from time-to-time. Concurrent subsequently filed Pre-Effective Amendment No. 1 to the Registration Statement on July 16, 2001. The Commission declared the Registration Statement effective on July 19, 2001.

     In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, Concurrent files this post-effective amendment to remove from registration all of the shares which remain unsold under the registration statement as of the date hereof. Concurrent is also deregistering all shares to be sold by any purchaser because its obligation to maintain the effectiveness of the Registration Statement with respect to such shares pursuant to the terms of the purchase agreement by and between Concurrent and purchasers dated as of May 15, 2001 has expired.

     Accordingly, Concurrent files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to deregister 5,400,000 shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duluth, state of Georgia, on October 10, 2003.


                                   CONCURRENT COMPUTER CORPORATION

                                   By:  /s/ Jack A. Bryant, III
                                      ---------------------------------------
                                      Jack  A.  Bryant, III
                                      President and Chief Executive Officer